UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 8, 2016

Date of Report (Date of earliest event reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
(e)    Compensatory.

2016 Executive and Key Contributor Bonus Plan
On March 8, 2016, the Compensation Committee of the Board, following a review of the Company’s executive compensation program in conjunction with its outside compensation consultant, approved the adoption of the Harmonic 2016 Executive and Key Contributor Bonus Plan (the “Plan”). The participants in the Plan include the following executive officers of the Company:

Name	Position
Patrick J. Harshman	President and Chief Executive Officer
Harold Covert	Chief Financial Officer
Nimrod Ben-Natan	Senior Vice President and General Manager, Cable Edge Business
Neven Haltmayer	Senior Vice President, Research and Development
Bart Spriester	Senior Vice President, Video Products
Under the Plan, payment of bonus amounts to any participant that is a member of executive management, which includes executive officers Patrick Harshman, Harold Covert, Nimrod Ben-Natan, Neven Haltmayer and Bart Spriester, may be paid quarterly, based on performance against the Company’s quarterly and full-year non-GAAP operating profit and operating expense targets, as well as against full-year non-GAAP bookings targets for certain Cable Edge products. With respect to Nimrod Ben-Natan, payment of bonus amounts will be based on performance against the Company’s quarterly and full-year Cable Edge Business revenue targets, full-year non-GAAP bookings targets for certain Cable Edge products, and certain strategic milestones, as well as the Company’s operating profit, operating expense and bookings targets under the Plan.
A minimum threshold must be exceeded before any quarterly bonus payment will be made with respect to any component of the Plan, as well as with respect to the Cable Edge revenue and bookings components of Mr. Ben-Natan’s specific bonus plan, with quarterly bonus payouts for any such component not to exceed 100% year-to-date achievement. In the event any of the full-year 2016 target metrics for the Plan components are surpassed, a participant in the Plan may receive total bonus payout amounts up to a maximum of 150% of the portion of participant’s target bonus that is related to non-GAAP operating expense or to bookings, and up to a maximum of 125% of the portion of participant’s target bonus that is related to non-GAAP operating profit. With respect to Mr. Ben-Natan, he may receive total bonus payout amounts up to a maximum of 200% of the portion of his target bonus that is related to Cable Edge Business revenue and up to a maximum of 200% of the portion of his target bonus that is related to specific Cable Edge product bookings.
The 2016 base salary and target bonus of each executive officer is as follows:

Name	2016 Base Salary	Target Bonus as a % of Base Salary
Patrick J. Harshman	$500,000	125%
Harold Covert	$390,000	65%
Nimrod Ben-Natan	$293,903	60%
Neven Haltmayer	$320,040	57%
Bart Spriester	$325,000	50%
Participants in the Plan must remain employed through the date that any bonus amount is paid in order to qualify for the bonus payment. The Compensation Committee, in its sole discretion, retains the right to amend, supplement, supersede or cancel the Plan for any reason, and reserves the right to determine whether and when to pay out any bonus amounts, regardless of the achievement of the performance targets.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2016	HARMONIC INC.

	By:	/s/ Timothy C. Chu
Timothy C. Chu
General Counsel, SVP HR and Corporate Secretary